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                                                                    EXHIBIT 4.44


                         [SGI INTERNATIONAL LETTERHEAD]



               NUMBER                                     SHARES

               96A-00                                      *   *



THIS CERTIFIES THAT:


is the registered Holder of         **   **

          FULLY PAID AND NON-ASSESSABLE SERIES 96-A PREFERRED SHARE(S),
                                 $.01 PAR VALUE,
                                       OF
                                SGI INTERNATIONAL

1. Each Series 96-A Preferred Share evidenced by this Certificate is transferrable on the books of the Corporation by the Holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

2. On or after April 30, 1998, each Series 96-A Convertible Preferred Share shall be convertible into 13,500 SGI Common Shares.

3.       Series 96-A Preferred Shares have no voting rights.

4. Series 96-A Preferred Shares and the Common Stock into which they are convertible will, upon issuance, be fully paid and non-assessable.

5. In the event that the Corporation shall at any time after issuance of a Series 96-A Preferred Share: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Corporation; or (ii) split, reverse split or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value or into shares of any class or classes; or (iii) consolidate or merge with or transfer its property as an entirety or substantially as an entirety to any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon subsequent conversion of a Series 96-A Preferred Share, a shareholder shall receive in exchange for a Series 96-A Preferred Share, in addition to, in reduction of, or in substitution for, the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional shares of Common Stock, or lesser number shares

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         of Common Stock, as the case may be, or stock or script of the
         Corporation, or such reclassified shares of stock of the Corporation, or such shares of securities or property of the Corporation resulting from such consolidation or merger or transfer, or such assets of the Corporation, so that the value so received by the shareholder is equivalent to the value which would have been received (and the total consideration exchangeable by the shareholder is equivalent to the total consideration which would otherwise have been exchangeable) had the shareholder converted a Series 96-A Preferred Share into shares of Common Stock immediately prior to the happening of any of the foregoing events.

1. THE SERIES 96-A PREFERRED SHARE(S) REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARE(S) HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

2. In the event of the voluntary liquidation, dissolution or other termination of the Corporation, the holders of the Series 96-A Preferred Shares shall be entitled to recover only a cash payment of Ten Thousand Dollars ($10,000.00) per Series 96-A Preferred Share. Such payment shall be made before any payment or distribution is made to the holders of the Common Stock, or any other series of Preferred Stock of the Corporation, other than previously issued Series of Preferred Shares.

In witness whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be affixed hereto this ____ day of ____________, 1996.


CHAIRMAN OF THE BOARD                                         SECRETARY


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         The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM        -  as tenants in common
         TEN ENT        -  as tenants by the entireties

         JT TEN         -  as joint tenants with right of survivorship and not
                           as tenants in common

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ______________hereby sell, assign and transfer unto

Please insert Social Security or other
   identifying number of assignee

______________________________________


(Please print or typewrite name and address, including zip code, of assignee)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________________Shares
of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


______________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED:______________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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